EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Idaho Strategic Resources Inc., (the "Company") on Form 10-Q for the period ending June 30, 2026, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Grant Brackebusch, Chief Financial Officer and Director of Idaho Strategic Resources Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:

August 13, 2026

By	/s/ Grant Brackebusch
Grant Brackebusch
Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906 has been provided to Idaho Strategic Resources Inc. and will be retained by Idaho Strategic Resources Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

The foregoing certification is being furnished in accordance with Securities and Exchange Commission Release No. 34-47551 and shall not be considered filed as part of the Form 10-Q.